Exhibit 10.1

TIME-BASED LONG-TERM INCENTIVE PLAN
UNIT VESTING AGREEMENT
Under the Chatham Lodging Trust
Equity Incentive Plan
(Officers and Employees)

Name of Grantee:
No. of LTIP Units:
Grant Date:	March 1, 2017
Final Acceptance Date:	March 1, 2017

     Pursuant to the Chatham Lodging Trust Equity Incentive Plan, as amended through the date hereof (the “Plan”), and the Agreement of Limited Partnership of Chatham Lodging, L.P., a Delaware limited partnership (the “Partnership”), dated April 21, 2010, as amended by that First Amendment, dated as of June 1, 2015 (the “Partnership Agreement”), Chatham Lodging Trust, a Maryland real estate investment trust and the general partner of the Partnership (the “Company”), and for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of being a partner, hereby grants to the Grantee named above an Other Equity-Based Award (an “Award”) in the form of, and by causing the Partnership to issue to the Grantee named above, a number of LTIP Units (as defined in the Partnership Agreement) specified above having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. Upon acceptance and execution of this Time-Based Long-Term Incentive Plan Unit Vesting Agreement (this “Agreement”), the Grantee shall receive, effective as of the Closing Date (as defined below), the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein and in the Partnership Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
     1. Acceptance of Agreement. The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A). Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted, effective as of the Closing Date. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.
     2. Restrictions and Conditions.
          (a) The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
          (b) LTIP Units granted herein may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by the Grantee prior to vesting.
          (c) Subject to the provisions of Section 4 below, any LTIP Units subject to this Award that have not become vested on or before the date that the Grantee’s employment with the Company and its Affiliates (as defined in the Plan) terminates shall be forfeited as of the date that such employment terminates.

     3. Vesting of LTIP Units. The restrictions and conditions in Section 2 of this Agreement shall lapse with respect to the number of LTIP Units specified below on the Vesting Dates specified below, so long as the Grantee remains an employee of the Company or an Affiliate from the Closing Date until such Vesting Date or Dates.

Number of
LTIP Units Vested	Vesting Dates
March 1, 2018
March 1, 2019
March 1, 2020
     Subsequent to such Vesting Date or Dates, the LTIP Units on which all restrictions and conditions have lapsed shall no longer be deemed restricted.
     4. Acceleration of Vesting in Special Circumstances. All restrictions on all LTIP Units subject to this Agreement shall be deemed waived by the Committee and all LTIP Units granted hereby shall automatically become fully vested on the date specified below if the Grantee remains in the continuous employ of the Company or an Affiliate on such date:
          (a) the date that the Grantee’s employment with the Company and its Affiliates ends on account of the Grantee’s termination of employment by the Company without Cause or by the Grantee with Good Reason (each as defined below);
          (b) the date that the Grantee’s employment ends on account of the Grantee’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or
          (c) on the date of a Change in Control (as defined in the Plan).
     For purposes of the Award, the term cause means (i) the Participant’s failure to perform a material duty or the Participant’s material breach of an obligation under an agreement with the Company or a breach of a material and written Company policy other than by reason of mental or physical illness or injury, (ii) the Participant’s breach of a fiduciary duty to the Company, (iii) the Participant’s conduct that is demonstrably and materially injurious to the Company, materially or otherwise or (iv) the Participant’s conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude or fraud or dishonesty involving assets of the Company and that in all cases is described in a written notice from the Board and that is not cured, to the reasonable satisfaction of the Board, within thirty (30) days after such notice is received by the Participant.
For purposes of the Award, the term “Good Reason” means (i) the Company’s material breach of an agreement with the Grantee or a direction from the Board that the Grantee act or refrain from acting which in either case would be unlawful or contrary to a material and written Company policy, (ii) a material diminution in the Grantee’s duties, functions and responsibilities to the Company and its Affiliates without the Grantee’s consent or the Company preventing the Grantee from fulfilling or exercising the Grantee’s material duties, functions and responsibilities to the Company and its Affiliates without the Grantee’s consent, (iii) a material reduction in the Grantee’s base salary or annual bonus opportunity or (iv) a requirement that the Grantee relocate the Grantee’s employment more than fifty (50) miles from the location of the Grantee’s principal office on the Grant Date, without the consent of the Grantee. The Grantee’s termination shall not be a termination with Good Reason unless the Grantee gives the Board written notice (delivered within thirty (30) days after the Grantee knows of the event, action, etc. that the Grantee asserts constitutes Good Reason), the event, action, etc. that the Grantee asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Grantee, within thirty (30) days after such notice and the Grantee resigns effective not later than thirty (30) days after the expiration of such cure period.
     5. Merger-Related Action. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding common shares are exchanged for securities, cash, or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a “Transaction”), the Board of Trustees of the Company, or the board of trustees or directors of any corporation assuming the obligations of the Company (the “Acquiror”), may, in its discretion, take any one or more of the following actions, as to the outstanding LTIP Units subject to this Agreement: (i) provide that such LTIP Units shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding entity (or an affiliate thereof), and/or (ii) upon prior written notice to the LTIP Unitholders (as defined in the Partnership Agreement) of not less than 30 days, provide that such LTIP Units shall terminate immediately prior to the consummation of the Transaction. The right to take such actions (each, a “Merger-Related Action”) shall be subject to the following limitations and qualifications:
          (a) if all LTIP Units awarded to the Grantee hereunder are eligible, as of the time of the Merger-Related Action, for conversion into Common Units (as defined and in accordance with the Partnership Agreement) and the Grantee is afforded the opportunity to effect such conversion and receive, in consideration for the Common Units into which his LTIP Units shall have been converted, the same kind and amount of consideration as other holders of Common Units in connection with the Transaction, then Merger-Related Action of the kind specified in clauses (i) or (ii) of this Section 5 above shall be permitted and available to the Company and the Acquiror;
          (b) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and the acquiring or succeeding entity is itself, or has a subsidiary which is organized as a partnership or limited liability company (consisting of a so-called “UPREIT” or other structure substantially similar in purpose or effect to that of the Company and the Partnership), then Merger-Related Action of the kind specified in clause (i) of this Section 5 above must be taken by the Acquiror with respect to all LTIP Units subject to this Agreement which are not so convertible at the time, whereby all such LTIP Units covered by this Agreement shall be assumed by the acquiring or succeeding entity, or equivalent awards shall be substituted by the acquiring or succeeding entity, and the acquiring or succeeding entity shall preserve with respect to the assumed LTIP Units or any securities to be substituted for such LTIP Units, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion and other rights set forth in the Partnership Agreement for the benefit of the LTIP Unitholders; and
          (c) if some or all of the LTIP Units awarded to the Grantee hereunder are not, as of the time of the Merger-Related Action, so eligible for conversion into Common Units (in accordance with the Partnership Agreement), and after exercise of reasonable commercial efforts the Company or the Acquiror is unable to treat the LTIP Units in accordance with Section 5(b) , then Merger-Related Action of the kind specified in clause (ii) of this Section 5 above must be taken by the Company or the Acquiror, in which case such action shall be subject to a provision that the settlement of the terminated award of LTIP Units which are not convertible into Common Units requires a payment of the same kind and amount of consideration payable in connection with the Transaction to a holder of the number of Common Units into which the LTIP Units to be terminated could be converted or, if greater, the consideration payable to holders of the number of common shares into which such Common Units could be exchanged (including the right to make elections as to the type of consideration) if the Transaction were of a nature that permitted a revaluation of the Grantee’s capital account balance under the terms of the Partnership Agreement, as determined by the Committee in good faith in accordance with the Plan.
     6. Distributions. Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement. The right to distributions set forth in this Section 6 shall be deemed a Dividend Equivalent Right for purposes of the Plan.
     7. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan.
8. Taxes. The Partnership and the Grantee intend that (i) the LTIP Units be treated as a “profits interest” as defined in IRS Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such LTIP Units not be a taxable event to the Partnership or the Grantee as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent.
     9. Covenants. The Grantee hereby covenants as follows:

          (a) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
          (b) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Closing Date with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.
          (c) The Grantee hereby agrees that it does not have the intention to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. The Partnership and the Grantee hereby agree to treat the Grantee as the owner of the LTIP Units from the Grant Date. The Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing the Grantee’s income tax liability for the entire period during which the Grantee has the LTIP Units.
          (d) The Grantee hereby recognizes that the IRS has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal tax purposes. In the event that those proposed regulations are finalized, the Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.
          (e) The Grantee hereby recognizes that the U.S. Congress is considering legislation that would change the federal tax consequences of owning and disposing of LTIP Units.
     10. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution, without the prior written consent of the Company.
     11. Amendment. The Grantee acknowledges that the Plan may be amended or terminated in accordance with Article XV thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. The provisions of Section 5 of this Agreement applicable to the termination of the LTIP Units covered by this Agreement in connection with a Transaction (as defined in Section 5 of this Agreement) shall apply, mutatis mutandi to amendments, discontinuance or cancellation pursuant to this Section 11 or the Plan.
     12. No Obligation to Continue Employment. Neither the Company nor any affiliate of the Company is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any affiliate of the Company to terminate the employment of the Grantee at any time.
     13. Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles. The parties agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of Delaware and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the District of Delaware. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the District of Delaware.
15. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

16. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

17. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

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CHATHAM LODGING TRUST
a Maryland real estate investment trust

By:
Name:
Title:
Date: ______________________________

CHATHAM LODGING, L.P.
a Delaware limited partnership

By:	CHATHAM LODGING TRUST,
general partner

By:
Name:
Title:
Date: ______________________________
     The foregoing agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Date:	March _____, 2017
Grantee’s Signature

Grantee’s name and address:

ANNEX A
FORM OF LIMITED PARTNER SIGNATURE PAGE
     The Grantee desiring to become one of the within named Limited Partners of Chatham Lodging, L.P. (the “Partnership”), hereby becomes a party to the Agreement of Limited Partnership of Chatham Lodging, L.P., dated April 21, 2010, as amended by that First Amendment, dated as of June 1, 2015, by and among Chatham Lodging Trust, as general partner (the “General Partner”), and the Limited Partners (the “Partnership Agreement”), effective as of the Closing Date (as defined in the Time-Based Long-Term Incentive Plan Unit Vesting Agreement, dated March 1, 2017, among the Grantee, the Partnership, and the General Partner). The Grantee agrees to be bound by the Partnership Agreement. The Grantee also agrees that this signature page may be attached to, and hereby authorizes the General Partner to attach this signature page to, any counterpart of the Partnership Agreement.

Date:	March ____ ,2017
Signature of Limited Partner

Limited Partner’s name and address:

ANNEX B-1
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are: Name: ___________ (the “Taxpayer”)

Address:

Social security number:

2.	Description of property with respect to which the election is being made:

The election is being made with respect to ___________ LTIP Units in Chatham Lodging, L.P. (the “Partnership”).

3.	The date on which the LTIP Units were transferred is March 1, 2017. The taxable year to which this election relates is calendar year 2017.

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	The LTIP Units are subject to a substantial risk of forfeiture and are nontransferable on the date of transfer.

(b)	The Taxpayer’s LTIP Units vest and become transferable based on the Taxpayer’s continued employment.

5.
The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and to its general partner, Chatham Lodging Trust.

Dated:	March , 2017
Signature of the Taxpayer

Taxpayer’s name and address:
     The undersigned hereby consents to the making, by the undersigned’s spouse, of the foregoing election pursuant to Section 83(b) of the Internal Revenue Code.

Dated:	March ___, 2017
Signature of the Taxpayer’s Spouse

Spouse’s name and address:

Schedule to Section 83(b) Election-Vesting Provisions of LTIP Units
     The LTIP Units are subject to time-based vesting with 33.3% vesting on March 1, 2018, 33.3% vesting on March 1, 2019, and 33.3% vesting on March 1, 2020, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s employment for cause in certain circumstances. Unvested LTIP Units are subject to forfeiture in the event of the termination of the Taxpayer’s employment with Chatham Lodging Trust or its affiliates in certain circumstances.